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                                                                    Exhibit 10.3

                                                       Agreement No. 2005 LTIP-2


                             PARKER DRILLING COMPANY
                                PERFORMANCE-BASED
                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is made and entered into by and between Parker Drilling Company (the "Company") and [Executive Officer Name], ("Grantee"), on the ___ day of May, 2005 (the "Grant Date"), subject to the terms and provisions of Parker Drilling Company 2005 Long-Term Incentive Plan, effective as of March 18, 2005 (the "2005 Plan"). The 2005 Plan is hereby incorporated herein in its entirety by this reference. Capitalized terms not otherwise defined in this Agreement shall have the meaning given to such terms in the 2005 Plan.

         WHEREAS, Grantee is an Employee of the Company, and in connection therewith, the Company desires to grant to Grantee [no. of shares] shares of the Company's Common Stock, par value $.1666 per share ("Common Stock"), subject to the terms and conditions of this Agreement and the 2005 Plan, with a view to increasing Grantee's interest in the Company's success and growth; and

         WHEREAS, Grantee desires to be the holder of shares of Common Stock subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Grant of Common Stock. Subject to the restrictions, forfeiture provisions and other terms and conditions set forth herein (a) the Company grants to Grantee, [no. in words (no. in numbers)] shares of Common Stock of the Company ("Grant Shares"), and (b) Grantee shall have all rights and privileges of ownership of such shares subject to this Agreement and the 2005 Plan. The Company may require Grantee to reimburse the Company for, or the Company may withhold from any amounts which it may owe Grantee, all amounts required by applicable federal, state and local law in respect of the issuance or vesting of the Grant Shares. This Agreement is subject to the terms and conditions of the 2005 Plan, which is incorporated herein in its entirety by reference.

         2. Transfer Restrictions.

            (a) Generally. Grantee shall not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of (collectively, "Transfer") any Grant Shares. Any purported Transfer of Grant Shares in breach of this Agreement shall be void and ineffective and shall not operate to Transfer any interest or title in the purported transferee.

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            (b) The Transfer restrictions imposed by this Section 2 shall lapse in accordance with the following schedule, until all Grant Shares are fully vested; provided that, subject to Section 3(a), Grantee then is, and continuously since the Grant Date has been, an Employee of the Company. The Grant Shares as to which such restrictions have lapsed are referred to as "Vested Shares."

                   Vesting Date                                                        Vested %
                   ------------                                                        --------

                        --                                                                --

                        --                                                                --

                        --                                                                --


                                                                           Total         100%

            (c) Accelerated Vesting: Notwithstanding the vesting schedule set forth with respect to the Grant Shares in Section 2(b), the Transfer restrictions imposed by Section 2 shall lapse in accordance with the following accelerated vesting schedule if the Fair Market Value of the Company's Common Stock increases to the specified price per Share (the "Target Share Value") for at least __ consecutive trading days over a __-day period, subject to certification by the Compensation Committee of the Company's Board of Directors (the "Committee") that the specified Target Share Value has been attained during the specified trading period; provided, however, that in no event shall the Grant Shares become 100% vested under this Section 2(c) earlier than one day after the ________ anniversary of the Grant Date of such Shares.

                Target Share Value      Percentage of Restricted
                                             Shares Vested
             ------------------------ ----------------------------
                       $ --                       --
             ------------------------ ----------------------------

            (b) Dividends, Splits and Voting Rights. If the Company (i) declares a stock dividend or makes a distribution on Common Stock in shares of Common Stock, (ii) subdivides or reclassifies outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) combines or reclassifies outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of Grant Shares subject to the Transfer restrictions of this Section 2 shall be proportionately increased or reduced, as applicable, so as to prevent the enlargement or dilution of Grantee's rights and duties hereunder. The determination of the Compensation Committee (the "Committee") of the Company's Board of Directors


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regarding such adjustments shall be binding. In addition, the Grantee shall have the right to vote the Grant Shares while they remain subject to the Transfer restrictions of this Section 2.

            (c) Change in Control. If there is a Change in Control of the Company (as defined in the 2005 Plan), the Transfer restrictions of this Section 2 shall automatically cease as of the date immediately preceding the effective date of such Change in Control, and all the Grant Shares shall thus be 100% vested on the effective date of the Change in Control.

         3. Status of Grant Shares upon Termination of Employment.

            (a) Termination of Employment. If Grantee's Employment with the Company is terminated due to death or Disability of the Grantee, then, in either such event, all Grant Shares shall become fully vested and transferable to the Grantee free of restrictions.

            For purposes of this Section 3(a), "Disability" means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Grantee that would entitle him to payment of disability income payments under the Company's long-term disability insurance policy or plan for Employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to any reasonable examination(s) required by such physician upon request.

            If Grantee's Employment with the Company is voluntarily or involuntarily terminated by the Company or Grantee for any reason other than due to death or Disability, then Grantee shall immediately forfeit all Grant Shares which are not Vested Shares. A Transfer of Employment by the Grantee, without an interruption of Employment service, between or among the Company and any parent or subsidiary of the Company, shall not be considered a termination of Employment for purposes of this Agreement.

            (b) Forfeited Shares. All shares of Common Stock forfeited hereunder automatically shall revert to the Company and become canceled. Any certificate(s) representing Grant Shares which include forfeited shares shall only represent that number of Grant Shares which have not been forfeited hereunder. Upon the Company's request, Grantee agrees to tender to the Company any certificate(s) representing Grant Shares which include forfeited shares for a new certificate representing the unforfeited number of Grant Shares.

         4. Issuance of Certificate.

            (a) The Grant Shares may not be Transferred until they become Vested Shares. Further, the Vested Shares may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws in the opinion of counsel for the Company. The Company shall cause to be issued a stock certificate, registered in the name of the Grantee, evidencing the Grant Shares upon receipt of a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:


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            The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Parker Drilling Company 2005 Long-Term Incentive Plan (the "2005 Plan") and a Restricted Stock Agreement entered into between the registered owner of such shares and Parker Drilling Company. Copies of the 2005 Plan and Restricted Stock Agreement are on file in the main corporate offices of Parker Drilling Company.

            (b) The Certificate issued pursuant to this Section 4, together with the stock powers relating to the Grant Shares evidenced by such certificate, shall be held by the Company. The Company shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

         5. Grantee's Representations. Notwithstanding any provision hereof to the contrary, the Grantee hereby agrees and represents that Grantee will not acquire any Grant Shares, and that the Company will not be obligated to issue any Grant Shares to the Grantee hereunder, if the issuance of such shares constitute a violation by the Grantee or the Company of any law or regulation of any governmental authority. Any determination in this regard that is made by the Committee, in good faith, shall be final and binding. The rights and obligations of the Company and the Grantee are subject to all applicable laws and regulations

         6. Tax Withholding. To the extent that the receipt of the Grant Shares results in compensation income to Grantee for federal, state or local income tax purposes, Grantee shall deliver to Company at such time the sum that the Company requires to meet its tax withholding obligations under applicable law or regulation , which sum may be satisfied in cash, by directing the Company to withhold such portion of the Vested Shares that has a value equal to such sum or by tendering other Common Stock to the Company that has a value equal to such sum, and, if Grantee fails to do so, Company is authorized to (a) withhold from any cash or stock remuneration then or thereafter payable to Grantee any tax required to be withheld, or (b) sell such number of Grant Shares before their Transfer to Grantee as is appropriate to satisfy such tax withholding requirements, before transferring the resulting net number of shares to Grantee in full satisfaction of its obligations under this Agreement.

         7. Consideration for Shares. The services rendered by the Employees shall be deemed to be the purchase consideration for the issuance of the Grant Shares after they become vested, based on the par value ($.1666) of each vested Grant Share.

         8. Miscellaneous.

            (a) Certain Transfers Void. Any purported Transfer of shares of Common Stock in breach of any provision of this Agreement shall be void and ineffective, and shall not operate to Transfer any interest or title in the purported transferee.

            (b) No Fractional Shares. All provisions of this Agreement concern whole shares of Common Stock. If the application of any provision hereunder would yield a fractional


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share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

            (c) Not an Employment Agreement. This Agreement is not an Employment agreement, and no provision of this Agreement shall be construed or interpreted to create any Employment relationship between Grantee and the Company for any time period. The Employment of Grantee with the Company shall be subject to termination to the same extent as if this Agreement had not been executed.

            (d) Dispute Resolution. Any dispute arising out of or relating to this Agreement, or any breach hereof, shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect, and before a single arbitrator unless otherwise mutually agreed by the parties. Judgment on any award rendered by the arbitrator may be entered in any court of competent jurisdiction. The venue for any arbitration proceeding shall be in Harris County, Texas, otherwise mutually agreed by the parties. All costs and expenses, including attorneys' fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses.

            (e) Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at its then current main corporate address, and to Grantee at his address indicated on the Company's stock records, or at such other address and number as a party has previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

            (f) Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by or on behalf of the Committee and by Grantee. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Grantee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition herein, or the breach thereof, in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.

            (g) Governing Law and Severability. This Agreement shall be governed by the internal laws, and not the laws of conflict, of the State of Texas. The invalidity of any


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provision of this Agreement shall not affect any other provision of this
Agreement, which shall remain in full force and effect.

            (h) Successors and Assigns. Subject to the limitations which this Agreement imposes upon transferability of shares of Common Stock, this Agreement shall bind, be enforceable by, and inure to the benefit of, the Company and its successors and assigns, and Grantee, and Grantee's permitted assigns under the 2005 Plan, and, upon his death, estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

IN WITNESS WHEREOF, this Restricted Stock Agreement is granted and executed as of the date first written above.

                                          PARKER DRILLING COMPANY



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                          GRANTEE:

                                          [Name of Executive Officer]



                                          -------------------------------------
                                          Signature


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